UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2015 (August 1, 2015)
ClubCorp Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-189912	20-5818205
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

3030 LBJ Freeway, Suite 600 Dallas, Texas	75234
(Address of Principal Executive Offices)	(Zip Code)

(972) 243-6191
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By letter dated August 1, 2015, Eric C. Resnick resigned from his position as a member of our board of directors. Mr. Resnick’s letter of resignation stated that it would become effective upon the selection of a replacement candidate by the Nominating and Corporate Governance Committee of our board of directors. Mr. Resnick’s resignation is not due to any disagreements with us on any of our operations, policies or practices.

On August 4, 2015, Louis J. Grabowsky was selected by the Nominating and Corporate Governance Committee and appointed to our board of directors as a Class II director to fill the vacancy created by Mr. Resnick’s resignation. Mr. Grabowsky will receive the standard compensation paid to our non-employee directors as disclosed in our 2014 Proxy Statement under the caption “Compensation of Executive Officers-Director Compensation”.

By virtue of the selection and appointment of Mr. Grabowsky on August 4, 2015, the resignation of Mr. Resnick became effective on the same date.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2015	CLUBCORP HOLDINGS, INC.

	By:	/s/ Curtis D. McClellan
Curtis D. McClellan
Chief Financial Officer and Treasurer